Profire Energy Reports Financial Results for Second Quarter 2023
Company Reports Best Six-Month Revenue and Net Income in Company History

LINDON, Utah August 9, 2023 - Profire Energy, Inc. (NASDAQ: PFIE), a technology company (the "Company") that provides solutions which enhance the efficiency, safety, and reliability of industrial combustion appliances, today reported financial results for its second quarter ending June 30, 2023. A conference call will be held on Thursday, August 10, 2023, at 8:30 a.m. ET to discuss the results.

Second Quarter Summary (comparisons to prior-year quarter)
•Revenue of $14.4 million, a 50% increase
•Gross profit of $7.4 million, a 68% increase
•Gross margin of 51.3%, a 560 basis point increase
•Net income of $2.9 million, or $0.06 per diluted share, versus $284,829 and $0.01
•Generated EBITDA of $3.7 million, versus $587,024
•Cash and investments of $17.4 million with no debt
•Began repurchasing shares under the previously announced $2 million share repurchase program.
“Our second quarter results reflect the sustained momentum across our business which contributed to a 50 percent increase in revenue over the prior year and the highest quarterly net income and EBITDA in company history,” said Ryan Oviatt, Co-Chief Executive Officer and CFO of Profire Energy. “The last 6-month and 12-month periods represent the best ever consecutive 6 and 12-month periods in company history. We are excited about the path we are on and our ability to continue to operate at these record setting levels. We are a much better and stronger company today than we were when we last achieved this level of quarterly revenues, profits and cashflows.”
Second Quarter 2023 Financial Results

Total revenues for the period equaled $14.4 million, compared to $14.6 million in the first quarter of 2023 and $9.6 million in the prior-year quarter. The sequential performance was basically flat and reflects the strength of our sales backlog and ongoing customer demand for our solutions while the year-over-year increase was primarily driven by ongoing customer demand and continued progress in our diversification efforts.

Gross profit was $7.4 million, compared to $7.8 million in the first quarter and $4.4 million in the second quarter of 2022. Gross margin was 51.3% of revenues, compared to 53.8% of revenues in the prior quarter and 45.7% of revenues in the prior-year quarter. The sequential decrease is related to product mix while the year-over-year increase reflects higher revenues due to pricing initiatives and greater fixed cost coverage.

Total operating expenses were $4.2 million, compared to $4.5 million in the first quarter of 2023 and $4.3 million in the year-ago quarter. The decrease is related to the non-recurring realization of an employee payroll tax credit, which more than offset higher employee-related expenses and cost inflation across the business.

Compared with the same quarter last year, operating expenses for G&A were flat, R&D decreased 29% and depreciation decreased by 12%.

Net income was $2.9 million, or $0.06 per diluted share, compared to net income of $2.6 million or $0.05 per diluted share in the first quarter of 2023 and $284,829 or $0.01 per diluted share in the same quarter last year.

“Our legacy business continues to perform well as E&P’s resume maintenance activity that has been deferred over multiple years as well as new investments being made to increase automation and efficiency and lower emissions,” stated Cameron Tidball, Co-CEO of Profire Energy. “We continue to gain traction across our diversification strategy, particularly within the renewable natural gas sector. During the quarter, we installed projects for food and beverage, industrials and landfill customers and continue to grow across the Critical Energy Infrastructure segment. Overall, we believe the business prospects for Profire remain strong over the near and intermediate term and look forward to delivering long-term value to our shareholders.”

Conference Call
Profire Energy Executives will host the call, followed by a question and answer period.

Date: Thursday, August 10, 2023
Time: 8:30 a.m. ET (6:30 a.m. MT)
Toll-free dial-in number: 1-855-327-6837
International dial-in number: 1-631-891-4304

The conference call will be webcast live and available for replay via this link: https://viavid.webcasts.com/starthere.jsp?ei=1611675&tp_key=85d887bad9
The webcast replay will be available for one year.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting to the conference call, please contact Todd Fugal at 1-801-796-5127.

A replay of the call will be available via the dial-in numbers below after 1:00 p.m. ET on the same day through August 24, 2023.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay Pin Number: 10021753

About Profire Energy, Inc.
Profire Energy is a technology company providing solutions that enhance the efficiency, safety, and reliability of industrial combustion appliances while mitigating potential environmental impacts related to the operation of these devices. It is primarily focused in the upstream, midstream, and downstream transmission segments of the oil and gas industry. However, in recent years, we have completed many installations of our burner-management solutions in other industries that we believe will be applicable as we expand our addressable market over time. Profire specializes in the engineering and design of burner and combustion management systems and solutions used on a variety of natural and forced draft applications. Its products and services are sold primarily throughout North America. It has an experienced team of sales and service professionals that are strategically positioned across the United States and Canada. Profire has offices in Lindon, Utah; Victoria, Texas; Homer, Pennsylvania; Greeley, Colorado; Millersburg, Ohio; and Acheson, Alberta, Canada. For additional information, visit www.profireenergy.com.
Cautionary Note Regarding Forward-Looking Statements. Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to statements regarding the Company’s expected growth, the Company’s expected revenues from recent acquisitions, the Company’s plans to make internal and external investments, and the availability of Company resources to make beneficial investments in 2023 and beyond. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company's periodic reports filed with the Securities and Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:
Profire Energy, Inc.
Ryan Oviatt, Co-CEO & CFO
(801) 796-5127

Three Part Advisors
Steven Hooser, Partner
John Beisler, Managing Director
214-872-2710
About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which statements are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measure of earnings before interest, taxes, depreciation and amortization (“EBITDA”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use this non-GAAP financial measure for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance. We believe that both management and investors benefit from referring to this non-GAAP financial measure in assessing our performance and when planning, forecasting, and analyzing future periods. We believe this non-GAAP financial measure is useful to investors both because it allows for greater transparency with respect to key metrics used by management in its financial and operational decision making.
The Following is a tabular presentation of EBITDA, including a reconciliation to net income which the Company believes to be the most directly comparable US GAAP financial measure.

Item 1 Financial Information

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
	As of
	June 30, 2023	December 31, 2022
ASSETS	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$ 8,246,092	$ 7,384,578
Short-term investments	1,896,397	1,154,284
Accounts receivable, net	13,987,743	10,886,145
Inventories, net (note 3)	13,016,192	10,293,980
Prepaid expenses and other current assets (note 4)	2,399,676	2,314,639
Total Current Assets	39,546,100	32,033,626
LONG-TERM ASSETS
Long-term investments	7,212,652	7,503,419
Financing lease right-of-use asset	156,943	120,239
Property and equipment, net	10,627,702	10,423,964
Intangible assets, net	1,182,859	1,268,907
Goodwill	2,579,381	2,579,381
Total Long-Term Assets	21,759,537	21,895,910
TOTAL ASSETS	$ 61,305,637	$ 53,929,536

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$ 2,120,546	$ 2,955,506
Accrued liabilities (note 5)	4,374,628	3,573,994
Current financing lease liability (note 6)	66,229	53,646
Income taxes payable	887,647	205,169
Total Current Liabilities	7,449,050	6,788,315
LONG-TERM LIABILITIES
Net deferred income tax liability	694,429	488,858
Long-term financing lease liability (note 6)	92,511	67,883
TOTAL LIABILITIES	8,235,990	7,345,056

STOCKHOLDERS' EQUITY (note 7)
Preferred stock: $0.001 par value, 10,000,000 shares authorized: no shares issued or outstanding	—	—
Common stock: $0.001 par value, 100,000,000 shares authorized: 52,659,763 issued and 47,574,560 outstanding at June 30, 2023, and 52,143,901 issued and 47,105,771 outstanding at December 31, 2022	52,662	52,144
Treasury stock, at cost	(7,394,281)	(7,336,323)
Additional paid-in capital	32,514,997	31,737,843
Accumulated other comprehensive loss	(2,976,198)	(3,294,873)
Retained earnings	30,872,467	25,425,689
TOTAL STOCKHOLDERS' EQUITY	53,069,647	46,584,480
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 61,305,637	$ 53,929,536

These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income and Comprehensive Income (Loss)
(Unaudited)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
		(See Note 1)		(See Note 1)
REVENUES (note 8)
Sales of products, net	$ 13,602,884	$ 8,860,682	$ 27,231,396	$ 17,739,105
Sales of services, net	840,693	772,465	1,765,643	1,397,182
Total Revenues	14,443,577	9,633,147	28,997,039	19,136,287

COST OF SALES
Cost of sales - product	6,270,174	4,530,065	12,244,513	8,912,764
Cost of sales - services	758,958	699,937	1,504,972	1,263,674
Total Cost of Sales	7,029,132	5,230,002	13,749,485	10,176,438

GROSS PROFIT	7,414,445	4,403,145	15,247,554	8,959,849

OPERATING EXPENSES
General and administrative	3,792,127	3,786,561	7,840,093	7,178,938
Research and development	258,317	362,197	594,769	670,512
Depreciation and amortization	140,093	159,580	282,981	326,597
Total Operating Expenses	4,190,537	4,308,338	8,717,843	8,176,047

INCOME FROM OPERATIONS	3,223,908	94,807	6,529,711	783,802

OTHER INCOME (EXPENSE)
Gain on sale of assets	181,343	214,841	234,418	310,683
Other expense	(36,866)	(337)	(46,423)	(18,420)
Interest income	123,654	20,307	181,701	41,852
Interest expense	(854)	(17,612)	(1,787)	(18,308)
Total Other Income	267,277	217,199	367,909	315,807

INCOME BEFORE INCOME TAXES	3,491,185	312,006	6,897,620	1,099,609

INCOME TAX EXPENSE	(634,028)	(27,177)	(1,450,842)	(187,619)

NET INCOME	$ 2,857,157	$ 284,829	$ 5,446,778	$ 911,990

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation gain (loss)	$ 278,328	$ (290,291)	$ 272,804	$ (131,933)
Unrealized gains (losses) on investments	(30,416)	(134,662)	45,871	(421,788)
Total Other Comprehensive Income (Loss)	247,912	(424,953)	318,675	(553,721)

COMPREHENSIVE INCOME	$ 3,105,069	$ (140,124)	$ 5,765,453	$ 358,269

BASIC EARNINGS PER SHARE	$ 0.06	$ 0.01	$ 0.12	$ 0.02
FULLY DILUTED EARNINGS PER SHARE	$ 0.06	$ 0.01	$ 0.11	$ 0.02

BASIC WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	47,393,768	47,092,275	47,284,749	47,285,782
FULLY DILUTED WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	49,473,080	48,699,208	49,349,488	48,865,186
These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)
	For the Six Months Ended June 30,
	2023	2022
OPERATING ACTIVITIES
Net income	$ 5,446,778	$ 911,990
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	547,996	558,832
Gain on sale of property and equipment	(234,418)	(310,683)
Bad debt expense	378,753	28,474
Stock awards issued for services	583,493	412,893
Changes in operating assets and liabilities:
Accounts receivable	(3,034,236)	(877,417)
Income taxes receivable/payable	682,284	534,456
Inventories	(2,662,032)	(2,097,471)
Prepaid expenses and other current assets	(51,121)	(140,352)
Deferred tax asset/liability	205,571	(408)
Accounts payable and accrued liabilities	(80,409)	1,601,376
Net Cash Provided by Operating Activities	1,782,659	621,690

INVESTING ACTIVITIES
Proceeds from sale of property and equipment	309,493	412,339
Purchase of investments	(405,578)	(231,032)
Purchase of property and equipment	(607,248)	(223,215)
Net Cash Used in Investing Activities	(703,333)	(41,908)

FINANCING ACTIVITIES
Value of equity awards surrendered by employees for tax liability	(248,958)	(93,527)
Cash received in exercise of stock options	65,335	25,106
Purchase of treasury stock	(57,957)	(1,228,731)
Principal paid towards lease liability	(13,972)	(19,787)
Net Cash Used in Financing Activities	(255,552)	(1,316,939)

Effect of exchange rate changes on cash	37,740	(32,286)

NET CHANGE IN CASH	861,514	(769,443)
CASH AT BEGINNING OF PERIOD	7,384,578	8,188,270
CASH AT END OF PERIOD	$ 8,246,092	$ 7,418,827

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$ 1,787	$ 1,253
Income taxes	$ 576,750	$ 21,000
NON-CASH FINANCING AND INVESTING ACTIVITIES
Common stock issued in settlement of accrued bonuses These financial statements should be read in conjunction with the Form 10-K and accompanying footnotes	$ 378,526	$ 212,787
These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes